SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 24, 2001
(To Prospectus dated August 7, 2001)


                                 CWABS, INC.
                                  Depositor


                                 Countrywide
                               Home Loans, Inc.
                                    Seller


                     Countrywide Home Loans Servicing LP
                               Master Servicer



                  Asset-Backed Certificates, Series 2001-BC3


                          -------------------------

---------------------------
The Class A certificates
represent obligations of      The Class A Certificates
the trust only and do not
represent an interest in      o   This supplement relates to the
or obligation of                  offering of the Class A certificates
CWABS, Inc.,                      of the series referenced above. This
Countrywide Home                  supplement does not contain complete
Loans, Inc.,                      information about the offering of the
Countrywide Home                  Class A certificates. Additional
Loans Servicing LP or             information is contained in the
any of their affiliates.          prospectus supplement dated August 24,
                                  2001 prepared in connection with the
This supplement may be            offering of the offered certificates
used to offer and sell the        of the series referenced above and in
offered certificates only         the prospectus of the depositor dated
if accompanied by the             August 7, 2001. You are urged to read
prospectus supplement             this supplement, the prospectus
and the prospectus.               supplement and the prospectus in full.
---------------------------
                              o   As of November 26, 2004, the
                                  certificate principal balance of the
                                  Class A certificates was approximately
                                  $55,300,314.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 14, 2004

                              THE MORTGAGE POOL

      As of November 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 845 Mortgage Loans having an aggregate Stated Principal Balance of approximately $70,389,101.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                              As of November 1,
                                                                    2004
                                                              -----------------
Total Number of Mortgage Loans................................     845
Delinquent Mortgage Loans and Pending Foreclosures
    at Period End (1)
        30-59 days............................................       6.51%
        60-90 days............................................       2.01%
        91 days or more (excluding pending foreclosures)......       1.66%
                                                                     -----
        Total Delinquencies...................................      10.18%
                                                                    ======

Foreclosures Pending..........................................       8.99%
                                                                     -----
Total Delinquencies and foreclosures pending..................      19.17%
                                                                    ======
------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

      Forty-five (45) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

      Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

      For purposes of the following table:

      o the period of delinquency is based on the number of days payments are contractually past due.

      o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

      o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

      o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                           Delinquency and Foreclosure Experience
                                          --------------------------------------------------------------------------
                                              As of December 31, 2001                  As of December 31, 2002
                                          -----------------------------------  -------------------------------------
                                          Principal Balance      Percentage       Principal Balance       Percentage
                                          ------------------  ---------------  ----------------------  -------------
Total Portfolio                           $9,081,242,926.99       100.00%        $10,499,524,957.75       100.00%
Delinquency Percentage
       30-59 Days                           $806,843,594.55         8.88%           $776,262,182.66         7.39%
       60-89 Days                            255,443,513.99         2.81             272,447,833.46         2.59
       90+ Days                              103,605,791.49         1.14             112,192,108.56         1.07
                                          -----------------        -----          -----------------        -----
       Sub-Total                          $1,165,892,900.03        12.84%         $1,160,902,124.68        11.06%
                                          -----------------        -----          -----------------        -----
Foreclosure Rate                            $356,652,093.38         3.93%           $277,872,737.06         2.65%
Bankruptcy Rate                             $232,679,880.26         2.56%           $293,013,840.50         2.79%


                                                           Delinquency and Foreclosure Experience
                                          --------------------------------------------------------------------------
                                              As of December 31, 2003                 As of September 30, 2004
                                          -----------------------------------  -------------------------------------
                                          Principal Balance      Percentage       Principal Balance       Percentage
                                          ------------------  ---------------  ----------------------  -------------
Total Portfolio                          $20,666,799,653.23       100.00%        $40,202,778,798.96       100.00%
Delinquency Percentage
       30-59 Days                         $1,237,075,952.99         5.99%         $2,249,305,452.62         5.59%
       60-89 Days                            369,166,558.52         1.79             695,911,786.85         1.73
       90+ Days                              101,415,871.40         0.49             238,615,361.12         0.59
                                          -----------------         ----          -----------------         ----
       Sub-Total                          $1,707,658,382.91         8.26%         $3,183,832,600.59         7.92%
                                          -----------------         ----          -----------------         ----
Foreclosure Rate                            $322,166,334.41         1.56%           $473,634,378.89         1.18%
Bankruptcy Rate                             $305,504,468.46         1.48%           $412,090,615.40         1.02%




      Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans

Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS A CERTIFICATES

      The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates -- Distributions."

      As of November 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was approximately $55,300,314 evidencing a beneficial ownership interest of approximately 78.56% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $15,088,787 and evidenced in the aggregate a beneficial ownership interest of approximately 21.44% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The November 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 2.66% per annum, and the level of One-Month LIBOR remains constant at 2.39% per annum; (vi) the Pass- Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is December 14, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

      For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstand ing principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

      The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

      For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions.

However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


             Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage Loans -                     0%       80%      100%      150%     200%
                                                     --       ---      ----      ----     ----
(Percentages of the Prepayment
Model)

               Distribution Date

Initial Percent..............................       100       100       100      100       100
November 25, 2005............................       100        83       77        62       47
November 25, 2006............................       100        64       55        35       21
November 25, 2007............................       100        49       39        20        9
November 25, 2008............................       100        37       28        12        4
November 25, 2009............................       100        29       20        7         2
November 25, 2010............................       100        22       14        4         1
November 25, 2011............................        98        17       10        2         0
November 25, 2012............................        96        13        7        1         0
November 25, 2013............................        93        10        5        1         0
November 25, 2014............................        91        7         4        0         0
November 25, 2015............................        88        6         3        0         0
November 25, 2016............................        84        4         2        0         0
November 25, 2017............................        81        3         1        0         0
November 25, 2018............................        78        2         1        0         0
November 25, 2019............................        75        2         1        0         0
November 25, 2020............................        71        1         0        0         0
November 25, 2021............................        67        1         0        0         0
November 25, 2022............................        62        1         0        0         0
November 25, 2023............................        58        1         0        0         0
November 25, 2024............................        52        0         0        0         0
November 25, 2025............................        46        0         0        0         0
November 25, 2025............................        40        0         0        0         0
November 25, 2027............................        33        0         0        0         0
November 25, 2028............................        25        0         0        0         0
November 25, 2029............................        17        0         0        0         0
November 25, 2030............................        7         0         0        0         0
November 25, 2031............................        1         0         0        0         0
November 25, 2032............................        0         0         0        0         0
Weighted Average Life (years)(1).............      19.11      4.00     3.15      1.94     1.30
Weighted Average Life (years)(1)(2)..........      16.14      1.73     1.33      0.84     0.56

--------------------------
(1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
(2) To the Optional Termination Date

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

      Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                   RATINGS

      The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc., and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1

                                CWABS 2001-BC3

Summary of Mortgage Loans in the Mortgage Pool
(As of Reference Date)

Total Number of Loans                              845
Aggregate Principal Balance                $70,389,101
Average Principal                              $83,301      $14,096 to $486,568
Weighted Average Mortgage Rate                  9.263%       6.400% to 13.980%
Net Weighted Average Mortgage Rate              7.635%       4.750% to 13.465%
Weighted Average Original Term (months)            350          120 to 360
Weighted Average Remaining Term (months)           310           79 to 322
Weighted Average Original LTV                   79.31%       20.00% to 100.00%
Weighted Average Gross Margin                   6.373%       2.610% to 11.270%
Weighted Average Months to Next Adjustment           2            1 to 6
Weighted Average Initial Periodic Cap           2.606%       1.000% to 3.000%
Weighted Average Subsequent Periodic Cap        1.006%       1.000% to 1.500%
Weighted Average Maximum Mortgage Rate         15.751%      10.250% to 20.450%
Weighted Average Minimum Mortgage Rate          8.790%       5.000% to 16.340%
Weighted Average FICO                              592

                                CWABS 2001-BC3


                                                 LOAN PROGRAMS
                                                Number of       Aggregate Principal  Percentage of Mortgage Loans
Loan Programs                                Mortgage Loans                 Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
1/29 LIB6M                                          1                        82,378              0.12
2/13 LIB6M                                          6                       200,797              0.29
2/28 LIB6M                                         286                   27,172,660              38.60
2/28 LIB6M                                          3                       554,442              0.79
3/17 LIB6M                                          1                        83,319              0.12
3/27 LIB6M                                         256                   23,416,306              33.27
3/27 LIB6M                                          3                       275,984              0.39
10Yr Fixed                                          8                       166,623              0.24
15Yr Fixed                                         52                     2,074,528              2.95
20Yr Fixed                                         16                       705,093              1.00
25Yr Fixed                                          1                        57,222              0.08
30Yr Fixed                                         192                   14,876,262              21.13
30/15 Fixed Balloon                                20                       723,487              1.03
-----------------------------------------------------------------------------------------------------------------
Total                                              845            $      70,389,101             100.00     %
-----------------------------------------------------------------------------------------------------------------


                          CURRENT PRINCIPAL BALANCES

Range of Current                                Number of                 Aggregate  Percentage of Mortgage Loans
Principal Balance                            Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                                 311                   11,377,544              16.16
$50,000.01 - $100,000.00                           337                   24,070,233              34.20
$100,000.01 - $150,000.00                          111                   13,161,325              18.70
$150,000.01 - $200,000.00                          33                     5,876,835              8.35
$200,000.01 - $250,000.00                          13                     2,847,457              4.05
$250,000.01 - $300,000.00                          10                     2,721,807              3.87
$300,000.01 - $350,000.00                          21                     6,747,392              9.59
$350,000.01 - $400,000.00                           6                     2,229,157              3.17
$400,000.01 - $450,000.00                           1                       416,678              0.59
$450,000.01 - $500,000.00                           2                       940,674              1.34
-----------------------------------------------------------------------------------------------------------------

Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------

                            CURRENT MORTGAGE RATES

                                                Number of                 Aggregate  Percentage of Mortgage Loans
Current Mortgage Rates (%)                   Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
6.001 - 6.500                                       6                       505,572              0.72
6.501 - 7.000                                      23                     2,819,200              4.01
7.001 - 7.500                                      45                     4,762,215              6.77
7.501 - 8.000                                      72                     7,989,494              11.35
8.001 - 8.500                                      94                     9,692,494              13.77
8.501 - 9.000                                      87                     8,574,620              12.18
9.001 - 9.500                                      92                     8,504,060              12.08
9.501 - 10.000                                     105                    7,859,781              11.17
10.001 - 10.500                                    79                     5,078,701              7.22
10.501 - 11.000                                    91                     5,995,898              8.52
11.001 - 11.500                                    48                     2,716,309              3.86
11.501 - 12.000                                    39                     2,801,415              3.98
12.001 - 12.500                                    19                     1,206,523              1.71



                                CWABS 2001-BC3



                            CURRENT MORTGAGE RATES

                                                Number of                 Aggregate  Percentage of Mortgage Loans
Current Mortgage Rates (%)                   Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
12.501 - 13.000                                    16                       671,064              0.95
13.001 - 13.500                                    24                     1,040,879              1.48
13.501 - 14.000                                     5                       170,876              0.24
-----------------------------------------------------------------------------------------------------------------

Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------

                         MONTHS REMAINING TO MATURITY

                                                Number of                 Aggregate  Percentage of Mortgage Loans
Months Remaining to Maturity                 Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
1 - 120                                             8                       166,623              0.24
121 - 180                                          78                     2,998,812              4.26
181 - 300                                          18                       845,634              1.20
301 - 360                                          741                   66,378,032              94.30
-----------------------------------------------------------------------------------------------------------------
Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------


                         ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                               Number of                 Aggregate  Percentage of Mortgage Loans
Loan-To-Value Ratios(%)                      Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                       40                     1,381,769              1.96
50.01 - 55.00                                      15                       600,496              0.85
55.01 - 60.00                                      16                       872,019              1.24
60.01 - 65.00                                      33                     1,551,612              2.20
65.01 - 70.00                                      59                     5,572,957              7.92
70.01 - 75.00                                      106                    7,722,049              10.97
75.01 - 80.00                                      276                   24,706,713              35.10
80.01 - 85.00                                      156                   13,253,429              18.83
85.01 - 90.00                                      131                   13,656,541              19.40
90.01 - 95.00                                      10                       635,109              0.90
95.01 - 100.00                                      3                       436,408              0.62
-----------------------------------------------------------------------------------------------------------------

Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------

                            GEOGRAPHIC DISTRIBUTION

                                                Number of                 Aggregate  Percentage of Mortgage Loans
State                                        Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
Alaska                                              1                        51,211              0.07
Alabama                                             2                       165,785              0.24
Arkansas                                            4                       185,206              0.26
Arizona                                            29                     2,394,867              3.40
California                                         34                     7,242,803              10.29
Colorado                                           19                     3,164,608              4.50
Connecticut                                         2                       140,697              0.20
District of Columbia                                3                       640,300              0.91
Delaware                                            2                       194,738              0.28


                                CWABS 2001-BC3


                            GEOGRAPHIC DISTRIBUTION
                                                Number of                 Aggregate  Percentage of Mortgage Loans
State                                        Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
Florida                                            70                     5,296,799              7.53
Georgia                                            28                     1,799,178              2.56
Hawaii                                              8                     1,675,441              2.38
Iowa                                                9                       444,677              0.63
Idaho                                               1                       101,807              0.14
Illinois                                           36                     4,178,935              5.94
Indiana                                            22                     1,665,067              2.37
Kansas                                              6                       299,957              0.43
Kentucky                                           28                     1,543,639              2.19
Louisiana                                          20                       932,392              1.32
Massachusetts                                       5                       340,125              0.48
Maryland                                            7                       655,958              0.93
Michigan                                           59                     4,634,581              6.58
Minnesota                                           2                       281,792              0.40
Missouri                                           29                     2,020,348              2.87
Mississippi                                        14                       798,839              1.13
Montana                                             1                       113,056              0.16
North Carolina                                     28                     2,245,588              3.19
North Dakota                                        1                        25,005              0.04
Nebraska                                            7                       407,529              0.58
New Hampshire                                       3                       315,936              0.45
New Jersey                                          5                       592,398              0.84
New Mexico                                          6                       301,788              0.43
Nevada                                              5                       431,366              0.61
New York                                           12                     1,184,842              1.68
Ohio                                               102                    6,118,094              8.69
Oklahoma                                           34                     1,910,092              2.71
Oregon                                             11                     1,683,727              2.39
Pennsylvania                                       41                     2,737,592              3.89
South Carolina                                     16                       960,312              1.36
Tennessee                                          33                     2,137,240              3.04
Texas                                              48                     3,354,850              4.77
Utah                                                9                     1,134,322              1.61
Virginia                                           15                     1,063,424              1.51
Washington                                         17                     1,814,437              2.58
Wisconsin                                           8                       837,963              1.19
West Virginia                                       3                       169,788              0.24
-----------------------------------------------------------------------------------------------------------------

Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------

                           CREDIT BUREAU RISK SCORES
Range of Credit                                 Number of                 Aggregate  Percentage of Mortgage Loans
Bureau Risk Scores                           Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
801 - 820                                           1                        35,074              0.05
781 - 800                                           4                       212,753              0.30
761 - 780                                           5                       624,735              0.89
741 - 760                                           2                        46,133              0.07
721 - 740                                           5                       402,415              0.57
701 - 720                                           8                       850,380              1.21
681 - 700                                          18                     1,640,449              2.33




                                CWABS 2001-BC3



                           CREDIT BUREAU RISK SCORES
Range of Credit                                 Number of                 Aggregate  Percentage of Mortgage Loans
Bureau Risk Scores                           Mortgage Loans       Principal Balance  in the Mortgage Pool
661 - 680                                          32                     2,886,223              4.10
641 - 660                                          46                     4,359,646              6.19
621 - 640                                          85                     8,896,336              12.64
601 - 620                                          97                     8,622,491              12.25
581 - 600                                          123                    9,493,588              13.49
561 - 580                                          130                   11,240,563              15.97
541 - 560                                          131                    9,456,899              13.44
521 - 540                                          102                    7,534,690              10.70
501 - 520                                          54                     3,968,356              5.64
500 or less                                         2                       118,371              0.17
-----------------------------------------------------------------------------------------------------------------

Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------

                                 PROPERTY TYPE
                                                Number of                 Aggregate  Percentage of Mortgage Loans
Property Type                                Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
Single-Family Residence                            704                   57,693,848              81.96
Planned Unit Development                           24                     4,067,752              5.78
Manufactured Housing (1)                           60                     3,644,657              5.18
Two-to Four-Family Units                           27                     2,876,423              4.09
Low-rise Condominium                               29                     2,078,115              2.95
High-rise Condominium                               1                        28,306              0.04
-----------------------------------------------------------------------------------------------------------------

Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------


                                 LOAN PURPOSE
                                                Number of                 Aggregate  Percentage of Mortgage Loans
Loan Purpose                                 Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
Refinance: Cash Out                                386                   32,561,924              46.26
Refinance: No Cash Out                             263                   21,780,883              30.94
Purchase                                           196                   16,046,295              22.80
-----------------------------------------------------------------------------------------------------------------

Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------


                                   OCCUPANCY
                                                Number of                 Aggregate  Percentage of Mortgage Loans
Occupancy Type                               Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
Primary Residence                                  783                   66,332,838              94.24
Investor Property                                   61                    3,989,259               5.67
Secondary Residence                                  1                       67,004               0.10
-----------------------------------------------------------------------------------------------------------------

Total                                              845            $      70,389,101             100.00        %
-----------------------------------------------------------------------------------------------------------------



                                CWABS 2001-BC3


                             DOCUMENTATION PROGRAM

                                                Number of                 Aggregate  Percentage of Mortgage Loans
Documentation Type                           Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
Full/Alternative                                   731                   59,350,107              84.32
Reduced                                            107                   10,205,121              14.50
Simple                                              7                       833,874              1.18
-----------------------------------------------------------------------------------------------------------------

Total                                              556            $      51,785,885             100.00        %
-----------------------------------------------------------------------------------------------------------------


                                 GROSS MARGIN
                                                Number of                 Aggregate  Percentage of Mortgage Loans
Gross Margin                                 Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                       1                       213,789              0.41
3.001 - 4.000                                       3                       404,749              0.78
4.001 - 5.000                                      23                     2,574,164              4.97
5.001 - 6.000                                      141                   14,605,072              28.20
6.001 - 7.000                                      282                   26,113,377              50.43
7.001 - 8.000                                      69                     5,283,161              10.20
8.001 - 9.000                                      27                     1,891,149              3.65
9.001 - 10.000                                      8                       520,487              1.01
10.001 - 11.000                                     1                       150,638              0.29
11.001 - 12.000                                     1                        29,300              0.06
-----------------------------------------------------------------------------------------------------------------

Total                                              556            $      51,785,885             100.00        %
-----------------------------------------------------------------------------------------------------------------


                           NEXT RATE ADJUSTMENT DATE
Next Rate                                       Number of                 Aggregate  Percentage of Mortgage Loans
Adjustment Date                              Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
11/04                                              63                     5,552,009              10.72
12/04                                              197                   18,346,167              35.43
01/05                                              135                   13,249,142              25.58
02/05                                              76                     7,885,897              15.23
03/05                                               6                       465,370              0.90
04/05                                              15                     1,409,668              2.72
05/05                                              64                     4,877,633              9.42
-----------------------------------------------------------------------------------------------------------------

Total                                              556            $      51,785,885             100.00        %
-----------------------------------------------------------------------------------------------------------------



                        MONTHS TO NEXT ADJUSTMENT DATE
Number of Months to                             Number of                 Aggregate  Percentage of Mortgage Loans
Next Adjustment Date (Months)                Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
0 - 6                                              556                   51,785,885             100.00
-----------------------------------------------------------------------------------------------------------------

Total                                              556            $      51,785,885             100.00        %
-----------------------------------------------------------------------------------------------------------------




                                CWABS 2001-BC3


                             MAXIMUM MORTGAGE RATE

                                                Number of                 Aggregate  Percentage of Mortgage Loans
Maximum Mortgage Rates (%)                   Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
Greater than 10.000                                556                   51,785,885             100.00
-----------------------------------------------------------------------------------------------------------------

Total                                              556            $      51,785,885             100.00        %
-----------------------------------------------------------------------------------------------------------------

                           INITIAL PERIODIC RATE CAP

Initial Periodic                                Number of                 Aggregate  Percentage of Mortgage Loans
Rate Cap (%)                                 Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
1.000                                              15                     1,254,981              2.42
1.500                                              40                     4,233,628              8.18
2.000                                              96                    11,543,626              22.29
3.000                                              405                   34,753,650              67.11
-----------------------------------------------------------------------------------------------------------------

Total                                              556            $      51,785,885             100.00        %
-----------------------------------------------------------------------------------------------------------------


                         SUBSEQUENT PERIODIC RATE CAP
                                                Number of                 Aggregate  Percentage of Mortgage Loans
Subsequent Rate Cap (%)                      Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
1.000                                              550                   51,207,194              98.88
1.500                                               6                       578,691              1.12
-----------------------------------------------------------------------------------------------------------------

Total                                              556            $      51,785,885             100.00        %
-----------------------------------------------------------------------------------------------------------------

                             MINIMUM MORTGAGE RATE
                                                Number of                 Aggregate  Percentage of Mortgage Loans
Minimum Mortgage Rates (%)                   Mortgage Loans       Principal Balance  in the Mortgage Pool
-----------------------------------------------------------------------------------------------------------------
4.001 - 5.000                                       1                        65,401              0.13
5.001 - 6.000                                      39                     4,001,010              7.73
6.001 - 7.000                                      93                     8,128,840              15.70
7.001 - 8.000                                      61                     8,032,111              15.51
8.001 - 9.000                                      62                     7,450,264              14.39
9.001 - 10.000                                     104                   10,576,588              20.42
10.001 - 11.000                                    99                     7,171,096              13.85
11.001 - 12.000                                    56                     4,145,651              8.01
12.001 - 13.000                                    23                     1,424,677              2.75
13.001 - 14.000                                    17                       753,442              1.45
16.001 - 17.000                                     1                        36,806              0.07
-----------------------------------------------------------------------------------------------------------------

Total                                              556            $      51,785,885             100.00        %
-----------------------------------------------------------------------------------------------------------------

                                  EXHIBIT 2

     THE                                           Distribution Date: 11/26/04
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236                Asset Backed Certificates
Associate: AnnMarie Cassano                 Series 2001-BC3
           212-815-8318


                                Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------------------
                                    Certificate                       Pass
                        Class           Rate         Beginning       Through      Principal       Interest        Total
 Class       Cusip      Description     Type          Balance       Rate (%)     Distribution   Distribution   Distribution
----------------------------------------------------------------------------------------------------------------------------

   A       126671NA0     Senior     Var-Act/360    60,827,115.54     2.172500    5,526,801.17     117,463.92   5,644,265.09
  AIO      126671NF9    Strip IO     Var-30/360    75,915,902.51     5.068433            0.00     320,648.54     320,648.54
   AR      126671NG7     Senior      Fix-30/360             0.00     2.172500            0.00           0.00           0.00

----------------------------------------------------------------------------------------------------------------------------

   M1      126671NB8    Mezzanine   Var-Act/360     7,497,196.75     2.482500            0.00      16,543.81      16,543.81
   M2      126671NC6    Mezzanine   Var-Act/360     3,036,636.10     2.882500            0.00       7,780.54       7,780.54
   B1      126671ND4     Junior     Var-Act/360     1,518,318.05     3.182500            0.00       4,295.15       4,295.15
   B2      126671NE2     Junior     Var-Act/360     3,036,636.10     3.932500            0.00      10,614.73      10,614.73

----------------------------------------------------------------------------------------------------------------------------

Totals                                             75,915,902.54                 5,526,801.17     477,346.69   6,004,147.86

----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------
            Current                  Cumulative
           Realized      Ending       Realized
 Class      Losses       Balance       Losses
------------------------------------------------

   A           0.00   55,300,314.37        0.00
  AIO          0.00   70,389,101.34        0.00
   AR          0.00           0.00         0.00

------------------------------------------------

   M1          0.00    7,497,196.75        0.00
   M2          0.00    3,036,636.10        0.00
   B1          0.00    1,518,318.05        0.00
   B2          0.00    3,036,636.10        0.00

------------------------------------------------

Totals         0.00   70,389,101.37        0.00

------------------------------------------------


The Class AIO interest distribution includes $2.98 investment earnings for the fixed carryover reserve fund.

     THE                                           Distribution Date: 11/26/04
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236                Asset Backed Certificates
Associate: AnnMarie Cassano               Series 2001-BC3
           212-815-8318



                                         Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                               Original            Beginning         Scheduled                      Unscheduled          Net
                              Certificate         Certificate        Principal       Accretion       Principal        Principal
  Class        Cusip            Balance             Balance         Distribution     Principal      Adjustments      Distribution
-----------------------------------------------------------------------------------------------------------------------------------

A           126671NA0        370,000,000.00      60,827,115.54      5,526,801.17          0.00             0.00      5,526,801.17
AIO         126671NF9        400,000,100.00      75,915,902.51              0.00          0.00             0.00              0.00
AR          126671NG7                100.00               0.00              0.00          0.00             0.00              0.00

-----------------------------------------------------------------------------------------------------------------------------------

M1          126671NB8         10,000,000.00       7,497,196.75              0.00          0.00             0.00              0.00
M2          126671NC6          8,000,000.00       3,036,636.10              0.00          0.00             0.00              0.00
B1          126671ND4          4,000,000.00       1,518,318.05              0.00          0.00             0.00              0.00
B2          126671NE2          8,000,000.00       3,036,636.10              0.00          0.00             0.00              0.00

-----------------------------------------------------------------------------------------------------------------------------------

Totals                       400,000,100.00      75,915,902.54      5,526,801.17          0.00             0.00      5,526,801.17
-----------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------
                Current           Ending              Ending
               Realized        Certificate          Certificate
  Class         Losses           Balance              Factor
---------------------------------------------------------------------

A                   0.00       55,300,314.37        0.14946030911
AIO                 0.00       70,389,101.34        0.17597270936
AR                  0.00                0.00        0.00000000000

---------------------------------------------------------------------

M1                  0.00        7,497,196.75        0.74971967550
M2                  0.00        3,036,636.10        0.37957951275
B1                  0.00        1,518,318.05        0.37957951275
B2                  0.00        3,036,636.10        0.37957951275

---------------------------------------------------------------------

Totals              0.00       70,389,101.37
---------------------------------------------------------------------


     THE                                           Distribution Date: 11/26/04
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew           Countrywide Home Loans
           212-815-3236                 Asset Backed Certificates
Associate: AnnMarie Cassano                  Series 2001-BC3
           212-815-8318


                                         Interest Distribution Detail


-----------------------------------------------------------------------------------------------------------------------
                                                                                                                Net
                 Beginning           Pass          Accrued       Cumulative                     Total       Prepayment
                Certificate         Through        Optimal         Unpaid       Deferred       Interest         Int
  Class           Balance          Rate (%)       Interest        Interest      Interest         Due         Shortfall
-----------------------------------------------------------------------------------------------------------------------

    A            60,827,115.54     2.172500       117,463.92           0.00         0.00      117,463.92         0.00
   AIO           75,915,902.51     5.068433       320,645.56     172,499.53         0.00      320,645.56         0.00
   AR                     0.00     2.172500             0.00           0.00         0.00            0.00         0.00

-----------------------------------------------------------------------------------------------------------------------

   M1             7,497,196.75     2.482500        16,543.81           0.00         0.00       16,543.81         0.00
   M2             3,036,636.10     2.882500         7,780.54           0.00         0.00        7,780.54         0.00
   B1             1,518,318.05     3.182500         4,295.15           0.00         0.00        4,295.15         0.00
   B2             3,036,636.10     3.932500        10,614.73           0.00         0.00       10,614.73         0.00

-----------------------------------------------------------------------------------------------------------------------

 Totals          75,915,902.54                    477,343.71     172,499.53         0.00      477,343.71         0.00
-----------------------------------------------------------------------------------------------------------------------



-----------------------------------------

              Unscheduled
               Interest       Interest
  Class       Adjustment        Paid
-----------------------------------------

    A              0.00      117,463.92
   AIO             0.00      320,648.54
   AR              0.00            0.00

-----------------------------------------

   M1              0.00       16,543.81
   M2              0.00        7,780.54
   B1              0.00        4,295.15
   B2              0.00       10,614.73

-----------------------------------------

 Totals            0.00      477,346.69
-----------------------------------------


     THE                                           Distribution Date: 11/26/04
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew           Countrywide Home Loans
           212-815-3236                 Asset Backed Certificates
Associate: AnnMarie Cassano                  Series 2001-BC3
           212-815-8318



                                                Current Payment Information
                                                     Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                              Original        Beginning Cert.                                          Ending Cert.       Pass
                            Certificate           Notional          Principal          Interest          Notional       Through
  Class         Cusip         Balance             Balance          Distribution      Distribution         Balance       Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------

    A         126671NA0    370,000,000.00      164.397609568       14.937300459      0.317470050       149.460309108    2.172500
   AIO        126671NF9    400,000,100.00      189.789708828        0.000000000      0.801621142       175.972709357    5.068433
   AR         126671NG7            100.00        0.000000000        0.000000000      0.000000000         0.000000000    2.172500

-----------------------------------------------------------------------------------------------------------------------------------

   M1         126671NB8     10,000,000.00      749.719675500        0.000000000      1.654381417       749.719675500    2.482500
   M2         126671NC6      8,000,000.00      379.579512750        0.000000000      0.972567063       379.579512750    2.882500
   B1         126671ND4      4,000,000.00      379.579512750        0.000000000      1.073788266       379.579512750    3.182500
   B2         126671NE2      8,000,000.00      379.579512750        0.000000000      1.326841275       379.579512750    3.932500

-----------------------------------------------------------------------------------------------------------------------------------

 Totals                    400,000,100.00      189.789708903       13.816999471      1.193366427       175.972709432
-----------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew          Countrywide Home Loans
           212-815-3236                 Asset Backed Certificates
Associate: AnnMarie Cassano                  Series 2001-BC3
           212-815-8318


---------------------------------------------------------------------
Pool Level Data
Distribution Date                                           11/26/04
Cut-off Date                                                 8/ 1/01
Determination Date                                          11/ 1/04
Accrual Period 30/360                         Begin         10/ 1/04
                                              End           11/ 1/04
Number of Days in 30/360 Accrual Period                           30

Accrual Period Actual Days                    Begin         10/25/04
                                              End           11/26/04
Number of Days in Actual Accrual Period                           32
---------------------------------------------------------------------


------------------------------------------------------------------------------
                            Collateral Information              Group 1

Cut-Off Date Balance                                          400,000,000.00

Beginning Aggregate Pool Stated Principal Balance              75,915,902.55
Ending Aggregate Pool Stated Principal Balance                 70,389,101.38

Beginning Aggregate Certificate Stated Principal Balance       75,915,902.55
Ending Aggregate Certificate Stated Principal Balance          70,389,101.38

Beginning Aggregate Loan Count                                           883
Loans Paid Off or Otherwise Removed Pursuant to PSA                       38
Ending Aggregate Loan Count                                              845

Beginning Weighted Average Loan Rate (WAC)                         9.205992%
Ending Weighted Average Loan Rate (WAC)                            9.262574%

Beginning Net Weighted Average Loan Rate                           8.696992%
Ending Net Weighted Average Loan Rate                              8.753574%

Weighted Average Maturity (WAM) (Months)                                 310

Servicer Advances                                                 232,094.74

Aggregate Pool Prepayment                                       5,462,387.39
Pool Prepayment Rate (CPR)                                           59.2154
------------------------------------------------------------------------------

     THE
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew        Countrywide Home Loans
           212-815-3236              Asset Backed Certificates
Associate: AnnMarie Cassano               Series 2001-BC3
           212-815-8318


-------------------------------------------------------------------------------
               Delinquency Information                    Group 1
-------------------------------------------------------------------------------
30-59 Days            Balance           4,623,525.63                  6.568525%
                      # of loans                  55                  6.508876%

60-89 Days            Balance           1,559,740.30                  2.215883%
                      # of loans                  17                  2.011834%

90+ Days              Balance           1,035,169.54                  1.470639%
                      # of loans                  14                  1.656805%

Total                 Balance           7,218,435.47                 10.255047%
                      # of loans                  86                 10.177515%
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
               Foreclosure Information                    Group 1
-------------------------------------------------------------------------------
30-59 Days            Balance              39,375.11                  0.055939%
                      # of loans                   1                  0.118343%

60-89 Days            Balance             548,101.08                  0.778673%
                      # of loans                   5                  0.591716%

90+ Days              Balance           6,421,277.91                  9.122546%
                      # of loans                  70                  8.284024%

Total                 Balance           7,008,754.10                  9.957158%
                      # of loans                  76                  8.994083%
-------------------------------------------------------------------------------

     THE
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew       Countrywide Home Loans
           212-815-3236             Asset Backed Certificates
Associate: AnnMarie Cassano               Series 2001-BC3
           212-815-8318


------------------------------------------------------------------------------
              Bankruptcy Information                    Group 1
------------------------------------------------------------------------------
30-59 Days           Balance            305,462.51                  0.433963%
                     # of loans                  3                  0.000000%

60-89 Days           Balance            500,245.53                  0.710686%
                     # of loans                  6                  0.000000%

90+ Days             Balance          7,433,427.13                 10.560480%
                     # of loans                 89                  0.000000%

Total                Balance          8,239,135.17                 11.705129%
                     # of loans                 98                  0.000000%
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                  REO Information                       Group 1
------------------------------------------------------------------------------
30-59 Days           Balance                  0.00                  0.000000%
                     # of loans                  0                  0.000000%

60-89 Days           Balance                  0.00                  0.000000%
                     # of loans                  0                  0.000000%

90+ Days             Balance          3,956,020.76                  5.620218%
                     # of loans                 45                  0.000000%

Total                Balance          3,956,020.76                  5.620218%
                     # of loans                 45                  0.000000%
------------------------------------------------------------------------------

     THE
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236                Asset Backed Certificates
Associate: AnnMarie Cassano                 Series 2001-BC3
           212-815-8318


------------------------------------------------------------------------------
                      Aggregate Book Value/Loss Info
------------------------------------------------------------------------------
                                                             Group 1
                                                             -------
Book Value of all REO Loans                                     0.00
Percentage of Total Pool Balance                           0.000000%

Current Realized Losses                                         0.00
Additional (Gains)/Losses                                       0.00
Cumulative Losses                                               0.00
------------------------------------------------------------------------------

------------------------------------------------------------------------------
               Class Subordination Levels
------------------------------------------------------------------------------

Class                               Original                      Current

Class A                       370,000,100.00                55,300,314.37
Class A Percentage                92.500002%                   78.563745%

Class M1                       10,000,000.00                 7,497,196.75
Class M1 Percentage                2.499999%                   10.651076%

Class M2                        8,000,000.00                 3,036,636.10
Class M2 Percentage                2.000000%                    4.314071%

Class B1                        4,000,000.00                 1,518,318.05
Class B1 Percentage                1.000000%                    2.157036%

Class B2                        8,000,000.00                 3,036,636.10
Class B2 Percentage                2.000000%                    4.314071%

------------------------------------------------------------------------------

     THE
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans
           212-815-3236                Asset Backed Certificates
Associate: AnnMarie Cassano                 Series 2001-BC3
           212-815-8318


--------------------------------------------------------------------------
        Certificate Account - Deposits
--------------------------------------------------------------------------
Beginning Balance                                                   0.00

Payments of Interest and Principal                          6,104,345.27
Liquidation Proceeds                                                0.00
All Other Proceeds                                                  0.00
Other Amounts                                                       0.00
                                                            ------------

Total Deposits                                              6,104,345.27

--------------------------------------------------------------------------
        Certificate Account - Withdrawals

Reimbursement of Servicer Advances                                  0.00
Payment of Master Servicer Fees                                27,344.17
Payment of Sub Servicer Fees                                        0.00
Payment of Other Fees                                               0.00
Payment of Insurance Premium(s)                                72,856.22
Payment of Personal Mortgage Insurance                              0.00
Other Permitted Withdrawals per the PSA                             0.00
Payment of Principal and Interest                           6,004,147.86
                                                            ------------

Total Withdrawals                                           6,104,348.25

Ending Balance                                                     -2.98
--------------------------------------------------------------------------

     THE
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew          Countrywide Home Loans
           212-815-3236                 Asset Backed Certificates
Associate: AnnMarie Cassano                  Series 2001-BC3
           212-815-8318



------------------------------------------------------------------------------
                       PPIS/Compensating Interest Detail
------------------------------------------------------------------------------
                                                                  Group 1
                                                                  -------
Total Gross Prepayment Interest Shortfall                       4,287.46
Compensation for Gross PPIS from Servicing Fees                 4,287.46
Other Gross PPIS Compensation                                       0.00
-----------------------------------------------                     ----

Total Net PPIS (Non-Supported PPIS)                                 0.00
------------------------------------------------------------------------------

     THE
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew       Countrywide Home Loans
           212-815-3236              Asset Backed Certificates
Associate: AnnMarie Cassano               Series 2001-BC3
           212-815-8318




------------------------------------------------------------------------------
                Seller Loss Coverage Obligation Group 1
------------------------------------------------------------------------------

Group 1 Original Sell Loss Coverage Balance                 8,000,000.00
Group 1 Current Loss Amount                                    27,066.15
Group 1 Cumulative Loss Amount                              2,354,983.06
Group 1 Seller Loss Coverage Remaining Balance              5,645,016.94
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                       Additional Collateral Information
------------------------------------------------------------------------------

Beginning Prefunded Amount                                    0.00
Ending Prefunded Amount                                       0.00

------------------------------------------------------------------------------

     THE
   BANK OF
    NEW
   YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew          Countrywide Home Loans
           212-815-3236                 Asset Backed Certificates
Associate: AnnMarie Cassano                 Series 2001-BC3
           212-815-8318










------------------------------------------------------------------------------
                            Loan Level Loss Detail
------------------------------------------------------------------------------

Group    Loan ID     Liquidation Balance   Liquidation Proceeds   Realized Loss

Group 1
           N/A

------------------------------------------------------------------------------